EXHIBIT 10.3

FORM OF

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is effective as of August 19, 2013 (this “Agreement”), and is between Advaxis, Inc., a Delaware corporation (the “Company”), and [           ] (“Indemnitee”).

Background

The Company believes that, in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company.

Indemnitee is a director, officer or, if applicable, an advisory committee member of the Company or a subsidiary, if any, of the Company, or the Company desires and has requested Indemnitee to serve as a director, officer or advisory committee member of the Company or any subsidiary of the Company and, in order to induce the Indemnitee to serve or continue to serve as a director, officer or advisory committee member of the Company or any subsidiary of the Company, the Company is willing to grant the Indemnitee the indemnification provided for herein. Indemnitee is willing to so serve, or continue to so serve, on the basis that such indemnification be provided.

The Amended and Restated By-laws of the Company (the “By-laws”) require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The By-laws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification.

This Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), the By-laws, any employment agreement between Indemnitee and the Company or any of its subsidiaries and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.

In consideration of Indemnitee’s service or continued service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

Section	1. Indemnification.

(a)                To the fullest extent permitted by law, including, without limitation, the DCGL, the Company shall indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party to or a participant in, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (whether brought by a third party, by or in the right of the Company, or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of (i) the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company (including its subsidiaries) or, while serving as a director, officer, employee or agent of the Company (including its subsidiaries), is or was serving or has agreed to serve at the request of, or to represent the interests of, the Company as a director, officer, advisory committee member, employee or agent (which, for purposes hereof, shall include serving as a trustee, fiduciary, partner, manager or in any similar capacity) of one or more subsidiaries of the Company or any other another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, including any charitable or not-for-profit public service organization or trade association, including any such service which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants or beneficiaries, and/or (ii) any action by or omission, or alleged action or omission of Indemnitee in connection with such status ((i) and (ii), collectively, Indemnitee’s “Corporate Status”).

(b)               To the fullest extent permitted by law, including, without limitation, the DCGL, the indemnification provided by this Section 1 shall be from and against all loss and liability suffered including, without limitation, any and all (i) expenses (including, without limitation, attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals, (ii) any liability pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including, without limitation, any indebtedness which the Company or any subsidiary of the Company has assumed or taken subject to, and (iii) any liabilities which Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the United States Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

(c)                If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of loss and liability claimed but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the full portion thereof to which Indemnitee is entitled.

Section	2. Advance Payment of Expenses.

To the fullest extent permitted by law (including, without limitation, the DGCL), expenses (including, without limitation, attorneys’ fees) incurred by Indemnitee in appearing at, participating in or defending any action, suit or proceeding or in connection with an interpretation or enforcement action, suit or proceeding as contemplated by Section 3(e), shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within fifteen (15) business days after receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) if, when and only to the extent that it is ultimately determined by a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect thereof. Such undertaking shall be unsecured and is hereby accepted by the Company without reference to Indemnitee’s ability to make any such payment. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and Section 3(e), and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.

Section	3. Procedure for Indemnification; Notification and Defense of Claim.

(a)                Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof. The failure to promptly notify the Company of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder or otherwise, except to the extent the Company is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure or delay, and any such failure or delay shall not constitute a waiver by Indemnitee of any rights under this Agreement or otherwise. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification.

(b)               With respect to any action, suit or proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Company. Notwithstanding the foregoing, if (i) Indemnitee reasonably believes that the use of counsel selected by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such action, suit or proceeding (including any impleaded parties) include the Company or any subsidiary of the Company and Indemnitee, and Indemnitee reasonably believes that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company or such subsidiary, or (iii) Indemnitee reasonably believes that any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Company will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(c)                To the fullest extent permitted by law (including, without limitation, the DGCL), the Company’s assumption of the defense of an action, suit or proceeding in accordance with paragraph (b) above will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by Indemnitee and expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under Section 1 of this Agreement.

(d)               Upon written request by Indemnitee for indemnification pursuant to Section 3(a), a determination with respect to Indemnitee’s entitlement thereto shall be made by the Company pursuant to this Section 3(d).

(i)                 The determination whether to grant Indemnitee’s indemnification request shall be made promptly (but within the applicable time period specified in Section 3(d)(iv) and in the specific case by one of the following methods: (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or by decision of the sole Disinterested Director, if such is the case, (B) by a committee of at least three Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board; (C) if there are no Disinterested Directors or, if such Disinterested Director(s) so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) where there has been a Change in Control, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

(ii)               In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(d)(i), the Independent Counsel shall be selected as provided in this Section 3(d)(ii). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or by decision of the sole Disinterested Director, if such is the case, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If either there are no Disinterested Directors or a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall be retained as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within thirty (30) days after the submission by Indemnitee of a written request for indemnification pursuant to Section 3(a), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person or firm selected by such court or by such other person or firm as such court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed shall act as Independent Counsel under Section 3(d)(i). Upon the due commencement of any judicial proceeding pursuant to Section 3(e), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). The Company agrees to pay the reasonable fees and expenses of the Independent Counsel.

(iii)             Indemnitee shall cooperate with the person(s) or firm making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person(s) or firm upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably pertinent to such determination. Any expenses incurred by Indemnitee in so cooperating with the person(s) or firm making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(iv)             If the person(s) or firm empowered or selected under Section 3(d)(i) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor (or, in the case of a decision to be made by Independent Counsel, within thirty (30) days after the appointment of such Independent Counsel), the requisite affirmative determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under the DGCL; provided, however, that such period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person(s) or firm making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(v)               For purposes of this Agreement, the termination of any action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by law. In addition, neither the failure of the Board or Independent Counsel to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Board or Independent Counsel that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

(vi)             Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (A) in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board, or by any other person or entity as to matters Indemnitee reasonably believes are within such other person’s or entity’s professional or expert competence, or (B) on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder. The provisions of this Section 3(d)(vi) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)                In the event that (A) a determination is made pursuant to Section 3(d)(i) that Indemnitee is not entitled to indemnification under this Agreement, (B) no determination of entitlement to indemnification is made pursuant to Section 3(d)(i) within the applicable time period set forth in Section 3(d)(iv), (C) payment of indemnification not made within ten (10) days after (1) a determination has been made that Indemnitee is entitled to indemnification or, as contemplated by Section 3(b), the Company has acknowledged such entitlement, or (2) receipt by the Company of a written request therefor pursuant to the last sentence of Section 3(d)(iii), (D) advancement of expenses is not timely made in accordance with Section 2, or (E) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or any other action, suit or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to pursue an adjudication in any court of competent jurisdiction interpreting this Agreement or establishing or enforcing Indemnitee’s right to indemnification or advancement of expenses under this Agreement or any law. Indemnitee’s expenses (including, without limitation, attorneys’ fees) incurred in connection with seeking an interpretation of this Agreement or successfully establishing or enforcing Indemnitee’s right to indemnification or advancement of expenses Agreement or any law, in whole or in part, in any such action, suit or proceeding or otherwise shall also be indemnified by the Company to the fullest extent permitted by law (including, without limitation, the DGCL). The Company shall not oppose Indemnitee’s right to any such adjudication.

(i)                 Any judicial proceeding commenced pursuant to this Section 3(e) shall be conducted in all respects as a de novo determination on the merits and Indemnitee shall not be prejudiced by reason of either (A) an adverse determination by the Company or Independent Counsel pursuant to Section 3(d)(i) that Indemnitee is not entitled to indemnification, or (B) the absence of a determination that Indemnitee is entitled to indemnification, if such was the case.

(ii)               If a determination shall have been made pursuant to this Section 3(d)(i) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 3(e), absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law (including, without limitation, the DGCL).

(iii)             The Company shall, to the fullest extent not prohibited by applicable law (including, without limitation, the DGCL), be precluded from asserting in any judicial proceeding commenced pursuant to this Section 3(e) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(f)                Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3, and in any action, suit or proceeding by Indemnitee to enforce this Agreement, as the case may be. The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Company overcomes such presumption by clear and convincing evidence.

Section	4. Insurance and Subrogation.

(a)                The Company shall use commercially reasonable efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director, officer, employee, advisory committee member or agent of the Company. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the applicable policy or policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such applicable policy or policies.

(b)               Subject to Section 9(b), in the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. Indemnitee shall execute all papers required and take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring an action, suit or proceeding to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses incurred by Indemnitee in connection with such assistance.

(c)                Subject to Section 9(b), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and ERISA excise taxes or penalties) if and to the extent that payment has actually been received by Indemnitee under any insurance policy, contract, agreement or otherwise, except with respect to any excess beyond the amount paid under any insurance policy, contract, agreement or otherwise, except that any such payment made by or on behalf of any Indemnitee-related entity shall not reduce the Company’s obligations under this Agreement; it being understood that, consistent with Section 9(b), if applicable, the Company shall bear full responsibility for jointly indemnifiable claims.

Section	5. Certain Definitions.

For purposes of this Agreement, in addition to terms defined elsewhere in this Agreement, the following definitions shall apply:

(a)                The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute resolution mechanism, inquiry, administrative hearing or other proceeding, and whether civil, criminal, administrative or investigative, regulatory or legislative (formal or informal) in nature, including any appeal therefrom, in which Indemnitee was, is or will be, or is threatened to be involved as a party or otherwise by reason of Indemnitee’s Corporate Status, whether or not serving in such capacity at the time any liability or expense is incurred, including any such matter pending or threatened on or before the date of this Agreement.

(b)               The term “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any person or entity otherwise becoming a “Beneficial Owner” by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c)                The term “Board” means the Board of Directors of the Company.

(d)               A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)                 any person or entity is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty five percent (35%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)               during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person or entity who has entered into an agreement to effect a transaction described in Section 5(d)(i), Section 5(d)(iii) or Section 5(d)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii)             the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv)             the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)               there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(e)                The term “Delaware Court” means the Chancery Court of the State of Delaware.

(f)                The term “Disinterested Director” means a director of the Company who is not and was not a party to the action, suit or proceeding or another action, suit or proceeding based on the same claim, issue or matter in respect of which indemnification is sought by Indemnitee.

(g)               The term “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(h)               The term “expenses” shall be broadly construed and shall include, without limitation, any and all direct and indirect fees, costs, disbursements and expenses of any type or nature whatsoever (including, without limitation, all attorneys’, accountants’ and other experts’ fees and related disbursements, supersedes or appeal bonds, other out-of-pocket costs, and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise, as well as any and all fees, costs, disbursements and expenses incurred in connection with a claim that is indemnifiable hereunder and any appeal resulting from any such action, suit or proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(i)                 The term “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of Delaware corporate law and, at the applicable time, neither is, nor in the five (5) years prior to such time had been, retained to represent: (i) the Company or Indemnitee in any matter material to either party (other than with respect to matters concerning other indemnitees under indemnification agreements similar to this Agreement), or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person or firm who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j)                 The term “judgments, fines, penalties and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

Section	6. Limitation on Indemnification.

Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a)                Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof), however denominated, voluntarily initiated by Indemnitee and not by way of defense, other than any action, suit or proceeding (i) brought to interpret this Agreement and/or establish or enforce a right to indemnification or advancement of expenses under this Agreement or any law, including, without limitation, pursuant to Section 145 of the DCGL (which shall be governed by the provisions of Section 3(e)), (ii) brought for recovery under any liability insurance policy maintained by the Company, or (iii) that was authorized or consented to by the Board, it being understood and agreed that such authorization or consent shall not be unreasonably withheld in connection with any compulsory counterclaim brought by Indemnitee in response to an action, suit or proceeding otherwise indemnifiable under this Agreement.

(b)               Section 16(b) Matters. To indemnify Indemnitee with respect to any action, suit or proceeding if, when and only to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act; provided, that nothing in this Section 6(b) is intended to limit Indemnitee’s right to the advancement of expenses to defend against any such action, suit or proceeding as provided in, and subject to, Section 2 hereof.

(c)                Claims Initiated by the Company with the Authorization of the Board. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) asserted against Indemnitee, however denominated, where such action, suit or proceeding (or part thereof) was initiated by the Company or asserted by the Company as a counterclaim, where the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board. For the avoidance of doubt, the Company confirms that the exclusion from indemnity and advancement set forth in the preceding sentence shall not be applicable to claims asserted derivatively by third parties on behalf of the Company.

Section	7. Certain Settlement Provisions.

The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any action, suit or proceeding which Indemnitee is or could have been a party unless such settlement (a) involves the payment of money solely by the Company or its insurers, and does not otherwise impose any obligation or restriction on Indemnitee, (b) does not require Indemnitee to admit any liability, wrongdoing, culpability or violation of law, and (c) and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such action, suit or proceeding. Neither the Company nor Indemnitee will unreasonably withhold its or his consent to any proposed settlement; provided, that Indemnitee may withhold consent to any settlement that does not comply with the requirements of the immediately preceding sentence.

Section	8. Savings Clause.

If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless (a) indemnify and advance expenses to Indemnitee as provided herein to the fullest extent possible, (b) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way otherwise be affected or impaired thereby and (c) the provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall otherwise be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the intent of this Agreement (including, without limitation, as set forth in Section 13) to the fullest extent possible.

Section	9. Contribution/Jointly Indemnifiable Claims.

(a)                In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(c), Section 6 or Section 7 hereof.

(b)               Given that certain jointly indemnifiable claims may arise due to the service of the Indemnitee as a director, officer or advisory committee member of the Company at the request of the Indemnitee-related entities, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-related entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-related entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-related entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights. For the avoidance of doubt, the intent of the parties is that the Company’s obligations hereunder with respect to indemnification and advancement of fees shall be primary and those of any Indemnitee-related entity (but not any insurance company) including, without limitation, The Blackstone Group L.P., shall be secondary; provided however, that nothing herein is intended to diminish or reduce the obligation of any insurer or to limit the rights of any insured arising under any directors and officers liability policy or any other applicable policy of insurance. The Company and Indemnitee agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section 9(b), entitled to enforce this Section 9(b) as though each such Indemnitee-related entity were a party to this Agreement. For purposes of this Section 9(b), the following terms shall have the following meanings:

(i)                 The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, advisory committee member, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation.

(ii)               The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Company pursuant to Delaware law, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or any subsidiary of the Company, or the Indemnitee-related entities, as applicable.

Section	10. Form and Delivery of Communications.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt (d) sent by facsimile transmission, upon receipt by the sender of a printed confirmation of transmittal, or (e) sent by e-mail transmission, upon receipt by the sender of electronic confirmation of such transmittal.

Section	11. Non-Exclusivity.

The rights of indemnification and to receive advancement of expenses set forth in this Agreement shall not be deemed exclusive of, but shall be cumulative and in addition to, any other rights to which Indemnitee may at any time be entitled under applicable law (as amended from time to time), in equity, the Certificate of Incorporation, the By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Certificate of Incorporation or By-Laws, it is the intent of the parties hereto that Indemnitee shall enjoy the greater benefits regardless of whether contained herein, in the Certificate of Incorporation or By-Laws. No amendment or alteration of the Certificate of Incorporation or By-Laws or any other instrument or agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section	12. No Construction as Employment Agreement.

Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director of the Company or in the employ of the Company. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to Indemnitee regardless of whether Indemnitee continues in his Corporate Status.

Section	13. Interpretation of Agreement.

It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law (including, without limitation, the DGCL).

Section	14. Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the By-laws, any employment agreement between Indemnitee and the Company or any of its subsidiaries and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section	15. Modification and Waiver.

No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Company without Indemnitee’s prior written consent.

Section	16. Most Favored Indemnitee.

In the event the Company or any of its subsidiaries enters into an indemnification agreement with another director, officer, employee or agent of the Company or any of its subsidiaries containing a term or terms more favorable to the indemnitee than the terms contained herein (as determined by Indemnitee), Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution by the Company or the relevant subsidiary of each indemnity agreement with any such other director, officer, employee or agent (a) the Company shall send a copy of the indemnity agreement to Indemnitee, and (b) if requested by Indemnitee, the Company shall prepare, execute and deliver to Indemnitee an amendment to this Agreement containing such more favorable term or terms.

Section	17. Successors and Assigns.

All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Neither this Agreement nor any duties or responsibilities pursuant hereto may be assigned by the Company to any other person or entity without the prior written consent of Indemnitee.

Section	18. Service of Process and Venue.

The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action, suit or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action, suit or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action, suit or proceeding in the Delaware Court, and (d) waive, and agree not to plead or to make, any claim that any such action, suit or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section	19. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules which would require the application of the laws of a jurisdiction other than the State of Delaware.

Section	20. Specific Performance.

The parties recognize that if any provision of this Agreement is violated, or threatened to be violated, by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation or threatened violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

Section	21. Third Party Beneficiaries.

Except as specifically provided in Section 9(b), nothing in this Agreement, expressed or implied, is intended or shall be construed to confer any right, remedy or claim upon any person or entity other than the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, heirs, executors, administrators and legal representatives.

Section	22. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart. Each counterpart may be delivered by facsimile transmission or e-mail (as a .pdf, .tif or similar un-editable attachment), which transmission shall be deemed delivery of an originally executed counterpart hereof.

Section	23. Headings.

The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

This Agreement has been duly executed and delivered to be effective as of the date stated above.

ADVAXIS, INC.

By:
Name:
Title:

INDEMNITEE:

_______________________________________

Name:

Address: